UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2007
SED International Holdings, Inc..
(Exact name of Registrant as specified in its charter)

Georgia	0-16345	22-2715444

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4916 North Royal Atlanta Drive, Tucker, Georgia	30084

(Address Of Principal Executive Office)	(Zip Code)
Registrant’s telephone number, including area code: (770) 491-8962
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01: Other Matters.
     On August 22, 2007, we held a Special Meeting of Shareholders to obtain shareholders’ approval to authorize our Board of Directors (the “Board”) to amend our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of one-for-one hundred shares at any time prior to December 31, 2007 at the sole discretion of the Board (the “Reverse Split”). At the meeting, there were 798,858 votes cast in favor of the Reverse Split, 1,714,461 votes against the Reverse Split and 7,106 shares which abstained from voting on the Reverse Split. As a result, the Reverse Split was not approved.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SED International Holdings, Inc.
Dated: August 23, 2007	By:	/s/ Lyle Dickler
Lyle Dickler,
Vice President of Finance